Exhibit 10.1

THIS INTELLECTUAL PROPERTY TRANSFER AGREEMENT (the “Agreement”) is made on September 29, 2014

BETWEEN

1.	STRATEGYLAND RESEARCH LIMITED, a company incorporated in Singapore, (“Strategyland Research Limited” or the “Seller”); and

2.	CLONE ALGO TECHNOLOGIES INC, a corporation organized under the laws of the State of Nevada, (the “Company”).

WHEREAS

(A)	Strategyland Research Limited has agreed to sell and/or transfer its applicable right, title and interest in the Intellectual Property (as defined below) to the Company, and

(B)	The Company has agreed to purchase and accept the same for the Consideration (as defined below).

NOW, IT IS AGREED as follows:

1.1	Definitions and Interpretation.

1.2	In this Agreement:

Business Day means a day (other than a Saturday or Sunday) on which banks generally are open in Singapore for the transaction of a full range of business.

Consideration has the meaning given to it Section 2.2.

Intellectual Property means all of Seller’s right, title and interest, as of the Transfer Time, in and to the following assets, properties and rights: (a) the BookSmooth Trademark and the BookSmooth Domain Name; (b) all of the goodwill related to the Seller’s right, title and interest to the BookSmooth Trademark and the BookSmooth Domain Name; (c) the BookSmooth Mobile APP complete with manuals; and (d) the BookSmooth Mobile App Source codes (together with all source and object code and documentation related thereto and all intellectual property rights therein)

Purchased Assets has the meaning given to it Section 4.

Transfer Time means 5 PM Singapore time on the date of this Agreement.

1.3	In this Agreement:

(a)	the headings are inserted for convenience only and shall not affect the construction of this Agreement;

(b)	a reference to sell or purchase or transfer includes a reference to procure the sale of or procure the purchase of or procure the transfer of, as the case may be; and

(c)	general words introduced by the word other shall not be given a restrictive meaning by reason of the fact that they are preceded by words indicating a particular class of act, matter or thing, nor by the fact that they are followed by particular examples intended to be embraced by the general words.

2. THE TRANSFER

2.1	Effective as of the Transfer Time, Strategyland Research Limited hereby sells and transfers and the Company hereby purchases all of Strategyland Research Limited’s and its applicable affiliates’ right, title and interest in the Intellectual Property. In addition, the Seller shall pay $176,000 to the Company.

2.2	The price for the sale and transfer in Section 2.1 shall be eighty eight million shares (88,000,000) of the Company’s common stock to be issued to the Seller or to a person or entity to whom the Seller instructs the Company to issue the shares in lieu of issuance to the Seller (the “Consideration”). For the avoidance of doubt, the Seller shall have the right to instruct the Company to issue the Consideration to another party – whether an individual or an entity. The Seller shall indemnify the Company as to any liability or claims made against the Company with regard to the issuance of the Consideration.

           2.3     THE COMPANY HEREBY ACKNOWLEDGES THAT THE SELLER MAKES NO REPRESENTATION OR WARRANTY TO THE COMPANY UNDER THIS AGREEMENT, EITHER EXPRESS OR IMPLIED, WITH RESPECT TO THE INTELLECTUAL PROPERTY, AND THAT THE ABOVE SALE AND TRANSFER IS MADE TO THE COMPANY ON AN “ASIS” BASIS.

3. COMPLETION

3.1	Although some of the actions described in this Agreement may have already been taken before the Transfer Time or may not be taken until after the Transfer Time, the sale and purchase of the Intellectual Property shall be completed, and legal title and ownership in respect of the Intellectual Property shall be deemed to pass to the Company, in each case, with effect from the Transfer Time.

3.2	The Company shall:

(a) (b)

approve the issuance of the Consideration to the Seller;

cause to be delivered or made available to Seller such additional documents as may reasonably be required to complete the sale and purchase of the Intellectual Property; and

(c)	do such other things reasonably necessary to give full effect to this Agreement.

3.3	Strategyland Research Limited shall:

(a)	Timely pay or cause to be paid $176,000 in cash to the Company or to whom and in the manner as Company may direct; and

(b)	cause to be delivered or made available to the Company such additional documents as may be reasonably required to complete the sale and purchase of the Intellectual Property; and

(c)	do such other things reasonably necessary to give full effect to this Agreement.

4. PURCHASE AND SALE OF IP.

On and subject to the terms and conditions of this Agreement, at the Transfer Time, Seller shall sell, assign, transfer, convey and deliver to the Company, and the Company shall purchase and acquire from Seller, free and clear of all encumbrances, all of Seller’s right, title and interest, as of the Transfer Time, in and to the following assets, properties and rights (collectively, the “Purchased Assets”):

(a) The BookSmooth Trademark and the BookSmooth Domain Name and

(b) All of the goodwill relating to the Purchased Assets.

(c) BookSmooth Mobile APP complete with manuals,

(d) BookSmooth Mobile App Source codes

5. ENTIRE AGREEMENT

This Agreement) sets forth the entire understanding and agreement among the parties as to matters covered herein and therein and supersedes any prior understanding, agreement or statement (written or oral) of intent among the parties with respect to the subject matter hereof.

6. COUNTERPARTS

This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

7. VARIATION

No waiver shall be deemed to have been made by any party of any of its rights under this Agreement unless the same is in writing and is signed on its behalf by an authorized signatory. Any such waiver shall constitute a waiver only with respect to the specific matter described in such writing and shall in no way impair the rights of the party granting such waiver in any other respect or at any other time. To be binding, any amendment of this Agreement must be effected by an instrument in writing signed by the parties.

8. NOTICES

All notices, demands, instructions, waivers, consents or other communications to be provided pursuant to this Agreement shall be in writing, shall be effective upon receipt, and shall be sent by hand, email, air courier or certified or registered mail, return receipt requested, as follows:

If to the Company:	Clone Algo Technologies Inc. 3753 Howard Hughes Parkway, Suite 200 Las Vegas, NV 89169-0952 Phone:844-256-6325 Attention: Nakul Gupta

If to Strategyland Research Limited:	Strategyland Research Limited 1 Changi North Street 1, Singapore 498789 Attention : CEO

or to such other address as a party may specify by notice from time to time in writing to the other parties in the manner specified in this Section.

9. COSTS

Strategyland Research Limited and the Company shall each pay its own costs, charges and expenses incurred in connection with the preparation and implementation of this Agreement and the transactions contemplated by it.

10. GOVERNING LAW; SUBMISSION TO JURISDICTION;

10.1	THE AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF Singapore. Each party hereby irrevocably agrees that any legal action or proceeding against it arising out of this Agreement or the transactions contemplated hereby shall be brought only in the Courts of Singapore.

AS WITNESS, this Agreement has been signed by or on behalf of the parties the day and year first above written.

SIGNED	(	/s/ Niraj Goel
for and on behalf of Strategyland Research Limited	(	Signature

	(	Niraj Goel
	(	Name

	(	Majority Shareholder
	(	Title

SIGNED	(	/s/ Nakul Gupta
for and on behalf of Clone Algo Technologies Inc.	(	Signature

	(	Nakul Gupta
	(	Name

	(	Chief Executive Officer
	(	Title